EXHIBIT 10.39


                                   ADDENDUM TO
      AIR COMMERCIAL REAL ESTATE ASSOCIATION STANDARD INDUSTRIAL/COMMERICAL
                           MULTI-TENANT LEASE - GROSS

This Addendum ("Addendum") is hereby made part of the AIR COMMERCIAL REAL ESTATE ASSOCIATION STANDARD INDUSTRIAL/COMMERICAL MULTI-TENANT LEASE - GROSS dated January 22, 2009 (the "Form Lease") between 1212 FLOWER REAL ESTATE, LLC, a California limited liability company ("Lessor") and PEOPLE'S LIBERATION, INC., a California corporation ("Lessee") for the Premises located in the Project commonly known as 1226 South Flower Street, Los Angeles, California. If any inconsistency exists between the Form Lease and this Addendum, the terms of this Addendum shall control. Defined terms in the Form Lease shall have the same meaning when used herein. The Form Lease and this Addendum shall be referred to collectively as the "Lease". The parties further agree as follow:

50 PREMISES AS-IS. Notwithstanding anything to the contrary contained in the Form Lease, Lessee hereby agrees that the Premises shall be taken "as is," "with all faults," "without any representations or warranties," and Lessee hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Lessee's purposes, and Lessee does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Project or the suitability of same for Lessee's purposes. Lessee acknowledges that neither Lessor nor any agent nor any employee of Lessor has made any representation or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Lessee's business, and Lessee expressly warrants and represents that Lessee has relied solely on its own investigation and inspection of the Premises and the Project in its decision to enter into this Lease and let the Premises in an "As Is" condition. The taking of possession of the Premises by Lessee shall conclusively establish that the Premises and the Project were at such time in satisfactory condition. Lessee hereby waives Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.

51 COMMON AREA OPERATING EXPENSE EXCLUSIONS. Notwithstanding anything to the contrary set forth in the Form Lease, when calculating Common Area Operating Expenses, Lessor shall exclude: (a) costs incurred by Lessor for the repairs of a capital nature to the Project (as determined in accordance with generally accepting accounting principles) required as a result of a casualty event; (b) costs of capital improvements and equipment including, without limitation, alterations which are considered capital improvements and replacements under generally accepted accounting principles consistently applied ("Capital Items"), except for (i) the annual amortization (amortized over the useful life) of costs, including financing costs, if any incurred by Lessor after the Commencement Date for any capital improvements installed or paid for by Lessor and required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority which are enacted after the Commencement Date; (ii) the cost of Capital Items acquired to reduce the Common Area Operating Expenses or as a labor-saving measure or to affect other economics in the operation or maintenance of the Property


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         (amortized at an annual rate reasonably calculated,  including interest of the actual interest rate incurred by Lessor) to equal the amount of the Common Area Operating Expenses to be saved in each calendar year throughout the term (as determined at the time Lessor elects to proceed with a capital improvement or the capital equipment to reduce the
         operating  expenses);  (iii)  minor  capital  improvements,   tools  or
         expenditures; or (iv) capital improvements which reduce expenses which would otherwise be included in Common Area Operating Expenses; (c) rentals for personal property (except when needed in connection with
         normal  repairs  and   maintenance  of  permanent   systems)  which  if
         purchased,  rather than rented,  would constitute a capital improvement
         (including,   without   limitation,   air   conditioning   systems  and
         elevators); (d) depreciation, amortization and interest payments on Capital Items, except on materials, tools, supplies and vendor-type equipment purchased by Lessor to enable Lessor to supply services Lessor might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, not to exceed in the aggregate the amount charged by such third party, all as determined in accordance with generally accepted accounting principles,
         consistently   applied,   and  when  depreciation  or  amortization  is
         permitted or required, the item shall be amortized over its reasonably anticipated useful for life; (e) marketing costs, including leasing commissions and attorneys' fees incurred in connection with the development or leasing of the Project, including without limitation, expenses incurred in relationship to the bankruptcy of any tenant, subtenant or assignee; and, costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupant improvements made for Lessee or other occupants in
         the  Project  or  incurred  in  renovating   or  otherwise   improving,
         decorating, painting or redecorating vacant space for tenants or other occupants of the Project; (f) expenses in connection with services or other benefits which are not provided to Lessee or for which Lessee is charged directly but which are not provided to another tenant or occupant of the Project; (g) premiums for earthquake insurance unless such premiums are included in the Base Year calculation of Common Area Operating Expenses; (h) ground lease rentals, interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Project; (i) Lessor's general corporate overhead and general and administrative expenses and accountant's fees (as distinguished from the costs of operating the Project) except as it specifically relates to the Project; (j) any compensation paid to clerks, attendants, or other persons in commercial concessions (e.g., retail or restaurant operations) operated by Lessor, except in the parking garage; (k) legal fees and related legal costs (including in connection therewith all attorneys' fees and costs of settlement, judgments and damages awarded against Lessor and payments in lieu thereof) together with any damages awarded against Lessor arising from late payments made by Lessor or violations of law; (l) amounts charged to Lessee or any other tenant in the Project with respect to all items and services for which Lessee or any other tenant in the Project reimburses Lessor or is obligated to reimburse Lessor (other than through the Lessee's proportionate share of Common Area Operating Expenses) or which Lessor provides selectively to one or more
         tenants  without   reimbursement   without   benefit  to  Lessee;   (m)
         advertising and promotional expenditures, and costs of signs in or on the Project; (n) services provided, taxes attributable to, and cost incurred in connection with


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         the operation of any retail and  restaurant  operations in the Project, if any, except to the extent the square footage of such operations are included in the rentable square footage of the Project and do not exceed the services, utility and tax costs which would have been incurred had the retail and/or restaurant space been used for general office purposes; (o) costs incurred as a result of the failure by the original owner of the Project to comply with laws enacted on or before the date the temporary certificate of occupancy (or similar permit) for the shell and core of the Project was validly issued; (p) costs of complying with laws, codes, regulations or ordinances relating to Hazardous Substances in building materials or otherwise in the Project, or Hazardous Substances in the soil or groundwater under the Project, which exist in violation of applicable Applicable Requirements on the Commencement Date; (q) costs incurred with upgrading the Project to comply with the current interpretation of disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date; or (r) costs arising from Lessor's charitable or political contributions.

52 ASSIGNMENT AND SUBLETTING. Lessee shall have no power to, either voluntarily, involuntarily, by operation of law or otherwise, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied by anyone other than Lessee or Lessee's employees without the prior written consent of Lessor which shall not be unreasonably delayed, conditioned or withheld. If Lessee is a corporation, unincorporated association, partnership or limited liability company, the sale, assignment, transfer or hypothecation of any class of stock or other ownership interest in such corporation, association, partnership or limited liability company in excess of forty-nine percent (49%) in the aggregate shall be deemed an assignment within the meaning and provisions of this Lease. Lessee may transfer its interest pursuant to this Lease only upon the following express conditions, which conditions are agreed by Lessor and Lessee to be reasonable:

         (a) That the proposed transferee shall be subject to the prior written consent of Lessor, which consent will not be unreasonably delayed, conditioned or withheld but, without limiting the generality of the foregoing, it shall be reasonable for Lessor to deny such consent if:

                  (i) The use to be made of the Premises by the proposed transferee is (a) not generally consistent with the character and nature of all other tenancies in the Project, or (b) a use which conflicts with any so-called "exclusive" then in favor of, or for any use which is the same as that stated in any percentage rent lease to, another tenant of the Project or any other buildings which are in the same complex as the Project, or (c) a use which would be prohibited by any other portion of this Lease (including, but not limited to, any Rules and Regulations then in effect);

                  (ii) The financial responsibility of the proposed transferee relative to Lessee is not reasonably satisfactory to Lessor or in any event not at least equal to those which were possessed by Lessee as of the date of execution of this Lease;


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                  (iii)    The  proposed  transferee  is  either a  governmental
                           agency or instrumentality thereof; or

                  (iv) Either the proposed transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed transferee (A) occupies space in the Project at the time of the request for consent, or (B) is negotiating with Lessor or has negotiated with Lessor during the six (6) month period immediately preceding the date of the proposed transfer, to lease space in the Project.

         (b) Whether or not Lessor consents to any such transfer, Lessee shall pay to Lessor Lessor's then standard processing fee and reasonable attorneys' fees incurred in connection with the proposed transfer in an amount not to exceed the aggregate sum of $2,500.00;

         (c) That the proposed transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to that portion of the Premises so transferred; and

         (d) That an executed duplicate original of said assignment and assumption agreement or other transfer on a form reasonably approved by Lessor, shall be delivered to Lessor within five
                  (5) days after the execution thereof, and that such transfer shall not be binding upon Lessor until the delivery thereof to Lessor and the execution and delivery of Lessor's consent thereto. It shall be a condition to Lessor's consent to any subleasing, assignment or other transfer of part or all of Lessee's interest in the Premises (hereinafter referred to as a "Transfer") that (i) upon Lessor's consent to any Transfer, Lessee shall pay and continue to pay fifty percent (50%) of any "Transfer Premium" (defined below), received by Lessee from the transferee; (ii) any sublessee of part or all of Lessee's interest in the Premises shall agree that in the event Lessor gives such sublessee notice that Lessee is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Lessor, which will be received by Lessor without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Lessor or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Lessor or its successors or assigns be obligated to accept such attornment; (iii) any such Transfer and consent shall be effected on forms supplied by Lessor and/or its legal counsel; (iv) Lessor may require that Lessee not then be in default hereunder in any respect; and
                  (v) Lessee or the proposed subtenant or assignee (collectively, "Transferee") shall agree to pay Lessor, upon demand, as additional rent, a sum equal to the additional costs, if any, incurred by Lessor for maintenance and repair as a result of any change in the nature of occupancy caused by such subletting or assignment. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by a Transferee in connection with a


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                  Transfer  in excess of the Rent  payable by Lessee  under this
                  Lease during the term of the Transfer and if such Transfer is less than all of the Premises, the Transfer Premium shall be calculated on a rentable square foot basis. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a transferee to Lessee in connection with such Transfer, and any payment in excess of fair market value for services rendered by Lessee, to the Transferee and any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Lessee to the Transferee in connection with such Transfer. Any sale assignment, hypothecation, transfer or subletting of this Lease which is not in compliance with the provisions of this Section 52 shall be void and shall, at the option of Lessor, terminate this Lease. In no event shall the consent by Lessor to an assignment or subletting be construed as relieving Lessee, any assignee, or sublessee from obtaining
                  the  express   written   consent  of  Lessor  to  any  further
                  assignment or subletting, or as releasing Lessee from any liability or obligation hereunder whether or not then accrued and Lessee shall continue to be fully liable therefor. No collection or acceptance of rent by Lessor from any person other than Lessee shall be deemed a waiver of any provision of this Section 52 or the acceptance of any assignee or subtenant hereunder, or a release of Lessee (or of any successor of Lessee or any subtenant). Notwithstanding anything to the contrary in this Lease, if Lessee or any proposed Transferee claims that Lessor has unreasonably withheld or delayed its consent under this Article 52 or otherwise has breached or acted unreasonably under this Section 52, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Lessee hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Notwithstanding anything to the contrary contained in this Section 52 , Lessor agrees that it shall grant its approval of a Transfer by Lessee resulting from a stock offering to Justin Timberlake or an affiliate, so long as Lessee reasonably demonstrates to Lessor that: (x) the financial condition of the proposed transferee relative to Lessee is at least equal to the financial condition of Lessee as of the date of execution of this Lease; and (y) Lessee retains control of the entity comprising "Lessee".

53 CROSS DEFAULT. Lessor and Lessee acknowledge and agree that the concurrent delivery by Lessee to Lessor of a fully-executed Standard Office Lease for the lease of premises at 1212 South Flower Street by Lessee (the "Concurrent Agreement") is a material consideration for Lessor's execution of this Lease and that Lessor would not execute and deliver this Lease but for such Concurrent Agreement. Accordingly, concurrently with the execution and delivery of this Lease by Lessee, Lessee shall deliver to Lessor the duly executed Concurrent Agreement. If Lessee fails to deliver to Lessor the executed Concurrent Agreement, concurrently with the delivery of this Lease, Lessor may terminate this Lease by written notice to Lessee given at any time thereafter. In such event, this Lease shall terminate upon Lessee's receipt of Lessor's notice, Lessee shall bear both parties' expenses and fees incurred in the negotiations and preparation of this Lease


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         and the Concurrent Agreement and in complying herewith through the date of termination (including, without limitation, Lessor's legal fees) and Lessor shall have no further obligation to Lessee or any related party under this Lease or under the Concurrent Agreement. Any breach or default of Lessee, as tenant, under the Concurrent Agreement shall be deemed a default of Lessee under this Lease and any breach or default of Lessee under this Lease shall be deemed a default of Lessee, as tenant, under the Concurrent Agreement.

54       OPTION TO EXTEND.

         (a) If, at the end of the Term of this Lease, (A) Lessee is not in default of any of the terms, conditions or covenants of this Lease, beyond any applicable delivered notice and subsequent cure period, and (B) Lessee has not assigned or sublet the Premises in violation of Section 52, then Lessee shall have the option to extend the Lease Term for one (1) additional period totaling two (2) years and one (1) month, expiring on March 31, 2012 (hereinafter referred to as the "Option Period") upon the same terms and conditions contained in this Lease with the following exceptions:

                  (i) The Base Rent for the Option Period shall be as set forth in Section 54(c), below;

                  (ii) There shall be no further extensions of the Lease Term following the expiration of the Option Period unless granted by Lessor in writing, in Lessor's sole discretion; and

                  (iii) Lessee will not be granted any rental concessions, rental abatement or finish-out allowances during any Option Period.

         (b) If Lessee desires to exercise its option to extend the Lease Term (subject to Lessee's compliance with the standards set forth herein), Lessee will notify Lessor in writing of Lessee's intention to do so no later than nine (9) months and no more than twelve (12) months prior to the expiration date of the then current Lease Term. After proper and timely exercise of the extension option by Lessee, all references in this Lease to "Lease Term" or "Term" shall be considered to mean the Lease Term as extended, and all references in this Lease to the Expiration Date or to the end of the Lease Term shall be considered to mean the termination or end of the Option Period.

         (c)      The Base Rent for the Option Period shall be as follows:


                  LEASE PERIOD                        MONTHLY BASE RENT
                  ------------                        -----------------

                  3/1/2010 - 2/28/2011                $5,400.00

                  3/1/2011 - 3/31/2012                $5,760.00


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         (d)      Lessee's  exercise of the option to extend shall, if Lessor so elects in its absolute discretion, be ineffective in the event that a Default by Lessee remains uncured at the time of exercise or at the commencement of the Option Period. Lessee's option to extend the Term described in this Section 54 is personal to Lessee and may not be exercised by or on behalf of any assignee or subtenant.

         (e) LESSOR'S TERMINATION RIGHT. In the event that Lessee has properly and timely exercised its option to extend the Term as described in this Section 54, Lessor shall at any time during the Option Period have the right to terminate the Lease if Lessor has received governmental approvals for the redevelopment of the Project. Such termination shall be effective sixty (60) days after Lessor has delivered written notice of its election to terminate to Lessee, and so long as Lessee is not in default under this Lease, Basic Rental for the final thirty (30) days of the reduced Term shall be abated.


LESSOR:

1212 FLOWER REAL ESTATE, LLC,
a Delaware limited liability company

By: Petit Real Estate Limited Partnership,
    a Delaware limited partnership,
    its sole member


    By: Kor Trio, LLC,
        a Delaware limited liability
        company, its general partner


        By:________________________
           ________________________
           [Printed Name and Title]


LESSEE:

 PEOPLE'S LIBERATION, INC.,
 a California corporation


 By:________________________
    ________________________
    [Printed Name and Title]


 By:________________________
    ________________________
    [Printed Name and Title]


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                                   [PREMISES]


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